Exhibit 99.1

Forian Inc. Announces Completion of Tender Offer and Closing of Merger

Forian is a Privately Held Company; Common Stock to be Delisted from Nasdaq

NEWTOWN, Pa., May 15, 2026 — Forian Inc. (Nasdaq: FORA) (“Forian” or the “Company”), a provider of data analytics and information solutions, today announced the successful completion of the previously announced cash tender offer (the “Offer”) by Bravo Merger Sub, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of 2025 Acquisition Company, LLC, a Delaware limited liability company (“Parent,” and together with Merger Sub, the “Buyer Parties”), to acquire all of the outstanding shares of Forian common stock not already owned by the Buyer Parties at a price of $2.17 per share in cash, without interest and subject to any required tax withholding (the “Offer Price”).

The Offer expired as scheduled at one minute after 11:59 p.m., Eastern Time, on May 14, 2026 (the “Expiration Date”). Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), advised Parent that, as of the Expiration Date, a total of 6,444,415 shares of Forian common stock were validly tendered and not properly withdrawn pursuant to the Offer, which, together with the 21,991,929 shares (representing approximately 70% of the outstanding shares) already owned by the Buyer Parties prior to the Offer, satisfied the minimum condition required to consummate the Offer.

All conditions to the Offer having been satisfied, on May 15, 2026, Merger Sub accepted for payment all shares validly tendered and not properly withdrawn pursuant to the Offer, and will promptly pay for such shares in accordance with the terms of the Offer. Following the acceptance of tendered shares, and pursuant to the Agreement and Plan of Merger, dated as of April 2, 2026 (the “Merger Agreement”), by and among Forian, Parent and Merger Sub, Merger Sub merged with and into Forian (the “Merger”) in accordance with Section 3-106.1 of the Maryland General Corporation Law, without a vote of Forian’s stockholders, with Forian continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Terms of the Merger

At the effective time of the Merger, each share of Forian common stock issued and outstanding immediately prior to the effective time (other than shares owned by Forian, the Buyer Parties or any of their wholly owned subsidiaries) was automatically converted into the right to receive $2.17 per share in cash, without interest and subject to any required tax withholding — the same consideration paid in the Offer.

Delisting and Deregistration

As a result of the completion of the Merger, Forian’s common stock will cease trading on the Nasdaq Stock Market prior to market open on May 15, 2026. Forian has requested that Nasdaq file a notification of delisting on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”). Forian also intends to file a Form 15 with the SEC to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and to suspend its reporting obligations thereunder as promptly as practicable.

About Forian

Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments and the financial services industry. Forian has industry leading expertise in acquiring, integrating, normalizing and commercializing large scale healthcare data assets. Forian’s information products overlay sophisticated data management and data science capabilities on top of a comprehensive clinical data lake to identify unique relationships, create distinctive information assets and generate proprietary insights. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about future financial and operating results, company strategy and intended product offerings and market positioning and plans and estimates. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy, and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s  most recently filed Annual Report on Form 10-K filed with the SEC, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE: Forian Inc.